Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               CELGENE CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                                      22-2711928
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                               7 Powder Horn Drive
                            Warren, New Jersey 07059
                                 (732) 271-1001
               (Address of principal executive offices) (Zip code)

                            -------------------------

                       Celgene Corporation 1998 Long-Term
                                 Incentive Plan

                        Non-Plan Stock Option Agreements

                            -------------------------


         John W. Jackson                                     Copies to:
       Celgene Corporation                               Robert A. Cantone
       7 Powder Horn Drive                              Proskauer Rose LLP
    Warren, New Jersey 07059                               1585 Broadway
         (732) 271-1001                           New York, New York  10036-8299
Name, address, including zip code,                        (212) 969-3000
 and telephone number, including
 area code, of agent for service)


                            -------------------------



                         CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------------------
                                                     Proposed maximum    Proposed maximum          Amount of
Title of securities to be      Amount to be           offering price     aggregate offering      registration
      registered                registered              per share              price                  fee
--------------------------   ---------------------   ----------------   --------------------   -----------------
Common Stock, par             1,500,000 shares (1)       $11.59  (2)       $17,385,000 (2)         $4,833.03
value $.01 per share
----------------------------------------------------------------------------------------------------------------
Common Stock, par               200,000 shares (3)       $ 5.75  (4)       $ 1,150,000 (4)         $  230.00
value $.01 per share
----------------------------------------------------------------------------------------------------------------
Common Stock, par               150,000 shares (5)       $ 6.88  (6)       $ 1,032,000 (6)         $  286.90
value $.01 per share
----------------------------------------------------------------------------------------------------------------
Common Stock, par                25,000 shares (7)       $10.625 (8)       $   265,625 (8)         $   73.84
value $.01 per share
----------------------------------------------------------------------------------------------------------------
Common Stock, par                15,000 shares (9)       $ 7.00 (10)       $   105,000(10)         $   21.00
value $.01 per share
----------------------------------------------------------------------------------------------------------------
TOTAL                                                                                              $5,444.77



(1) Represents the maximum number of shares of common stock, par value $.01 per share ("Common Stock"), issuable upon exercise of options which may be or have been granted under the Celgene Corporation 1998 Long-Term Incentive Plan (the "Plan"). Pursuant to Rule 416, there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments in the number of shares issuable under the Plan pursuant to the antidilution provisions thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(i) of the Securities Act of 1933, as amended ("Rule 457(h)"), on the basis of the average of the high and low selling prices per share of Common Stock on December 14, 1998, as reported on the Nasdaq National Market.

(3) Represents 200,000 shares of Common Stock issuable upon exercise of options which have been granted to Jack L. Ufheil pursuant to a Stock Option Agreement, dated as of June 21, 1990 between Celgene Corporation and Mr. Ufheil.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $5.75 per share with respect to options granted to purchase 200,000 shares of Common Stock.

(5) Represents 150,000 shares of Common Stock issuable upon exercise of options which have been granted to Richard G. Wright pursuant to a Stock Option Agreement, dated as of March 21, 1994 between Celgene Corporation and Mr. Wright.

(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $6.88 per share with respect to options granted to purchase 150,000 shares of Common Stock.

(7) Represents 25,000 shares of Common Stock issuable upon exercise of options which have been granted to Jack L. Ufheil pursuant to a Stock Option Agreement dated as of August 2, 1993 between Celgene Corporation and Mr. Ufheil.

(8) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $10.625 per share with respect to options granted to purchase 25,000 shares of Common Stock.

(9) Represents 15,000 shares of Common Stock issuable upon exercise of options which have been granted to Gilla Kaplan pursuant to a Stock Option Agreement dated as of January 26, 1994 between Celgene Corporation and Ms. Kaplan.

(10) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on an exercise price of $7.00 per share with respect to options granted to purchase 15,000 shares of Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The  Section  10(a)  prospectus  for the Plan is not being  filed  with the
Securities  and  Exchange   Commission  (the   "Commission")  as  part  of  this
Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.
     ------- ----------------------------------------

     The following  documents filed with the Securities and Exchange  Commission
by  Celgene   Corporation,   a  Delaware   corporation  (the  "Company"  or  the
"Registrant"), are incorporated herein by reference:

          (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998.

          (2)  the  Company's  Amendment to the Annual Report on Form 10-K/A for
               the  fiscal  year  ended  December  31,  1997,   filed  with  the
               Commission on April 30, 1998.

          (3) the Company's Quarterly Reports filed on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

          (4) the Company's Current Reports on Form 8-K, filed with the Commission on July 17, 1998 and July 22, 1998.

          (5) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, File No. 0-16132, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.
     ------- --------------------------

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.
     ------- ---------------------------------------

     Not applicable.

     Item 6. Indemnification of Directors and Officers.
     ------- ------------------------------------------

     Article EIGHTH of the Company's Certificate of Incorporation provides that the Corporation shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, its officers and directors against all expenses, judgments, fines and amounts paid in settlement incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding. The Certificate of Incorporation also extends indemnification to those serving at the request of the Company as directors, officers, employees or agents of other enterprises.

     Article TENTH of the Company's Certificate of Incorporation provides that no director of the Company shall be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for director's liability (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts of or omissions of such director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company maintains directors' and officers' liability insurance coverage.

     Item 7. Exemption from Registration Claimed.
     ------- ------------------------------------

     Not applicable.

     Item 8. Exhibits.
     ------- ---------

     4.1 Celgene Corporation 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Proxy Statement of the Registrant, filed May 18, 1998)

     5.1  Opinion of Proskauer Rose LLP

     23.1 Consent of KPMG LLP

     23.2 Consent of Proskauer Rose LLP (included in Exhibit 5.1)

     24.1 Power of Attorney (see signature page)

     Item 9. Undertakings.
     ------- -------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 3, 1998.

                                                  CELGENE CORPORATION

                                                  By:   /s/  John W. Jackson
                                                      --------------------------

                                                      John W. Jackson
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John W. Jackson and Sol J. Barer, Ph.D., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                       Title                                   Date

/s/  John W. Jackson             Chairman of the Board and      December 3, 1998
-------------------------------  Chief Executive Officer
John W. Jackson                  (principal executive
                                 officer)

/s/  Sol J. Barer, Ph.D.         President,                     December 3, 1998
-------------------------------  Chief Operating Officer,
Sol J. Barer, Ph.D.              Acting Chief Financial Officer
                                 and Director (principal
                                 financial and accounting
                                 officer)

/s/  James Swenson               Chief Accounting Officer       December 3, 1998
-------------------------------
James Swenson

/s/  Jack L. Bowman              Director                       December 3, 1998
-------------------------------
Jack L. Bowman

/s/  Frank T. Cary               Director                       December 3, 1998
-------------------------------
Frank T. Cary

/s/ Arthur Hull Hayes, Jr., M.   Director                       December 3, 1998
-------------------------------
Arthur Hull Hayes, Jr., M.D.

   /s/ Gilla Kaplan, Ph.D.       Director                       December 3, 1998
-------------------------------
Gilla Kaplan, Ph.D.

   /s/ Richard C.E. Morgan       Director                       December 3, 1998
-------------------------------
Richard C.E. Morgan

   /s/ Walter L. Robb, Ph.D.     Director                       December 3, 1998
-------------------------------
Walter L. Robb, Ph.D.

   /s/  Lee J. Schroeder        Director                        December 3, 1998
-------------------------------
Lee J. Schroeder

                                  EXHIBIT INDEX
                                  -------------


         Exhibit                            Description of Exhibit

         4.1 Celgene Corporation 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Proxy Statement of the Registrant, filed May 18, 1998)

         *5.1                    Opinion of Proskauer Rose LLP


         *23.1                   Consent of KPMG LLP


         *23.2                   Consent of Proskauer Rose LLP
                                   (included in Exhibit 5.1)


         *24.1                    Power of Attorney (included in
                                    page II-4 and II-5 hereof)

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